UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 13, 2006

CHINA MEDIA NETWORKS

INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-27084	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, MA 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2006, China Media Networks International, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with certain of the Company’s existing shareholders, whereby such shareholders assigned, exchanged and converted their right, title and interest, if any, to shares of the Company’s Series A Preferred Stock and, in exchange therefor and upon such conversion, the Company issued such shareholders shares of the Company’s common stock. As a result, there are no shares of the Company’s Series A Preferred Stock presently outstanding. The Exchange Agreement was filed as Exhibit 10.8 to the Company’s Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 14, 2006.

Item 3.02	Unregistered Sales of Equity Securities.

On April 13, 2006, the Company issued 2,340,000 shares of its common stock to certain of its existing shareholders pursuant to the Exchange Agreement. In consideration for the issuance of such shares of common stock, such shareholders assigned, exchanged and converted their right, title and interest, if any, to shares of the Company’s Series A Preferred Stock. The Company did not receive any cash as consideration in connection therewith. The Company relied upon Rule 506 of Regulation D of the Securities Act of 1933, as amended, for the issuance of the shares of common stock.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	Exchange Agreement, dated as of April 13, 2006, by and among the Company and Vicis Capital Master Fund, Midtown Partners & Co., LLC and Nite Capital, L.P. (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form SB-2 filed on April 14, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2006

China Media Networks International, Inc.

By:  /s/    Brian Lesperance

        Name: Brian Lesperance

        Title: President and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Exchange Agreement, dated as of April 13, 2006, by and among the Company and Vicis Capital Master Fund, Midtown Partners & Co., LLC and Nite Capital, L.P. (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form SB-2 filed on April 14, 2006)